Exhibit 10.55b

AMENDMENT OF

ORE PHARMACEUTICALS, INC.
EXECUTIVE SEVERANCE PLAN

As Amended and Restated Effective September 29, 2008

Pursuant to action of  the Compensation Committee of the Board of Directors of Ore Pharmaceuticals, Inc., the Ore Pharmaceuticals, Inc. Executive Severance Plan, As Amended and Restated Effective September 29, 2008 (the "Plan"), is hereby further amended effective as of April 30, 2009, as provided below:

I.           Section 2(a) of the Plan is amended in its entirety to read as follows:

(a)           Eligible Employees.  “Eligible Employees” are those current or former employees of the Company who (i) became “Eligible Employees” under the terms and conditions of the Plan as in effect prior to April 30, 2009 and (ii) are listed on Schedule A(1) signed by the Chairman of the Compensation Committee.  No other employees, officers, directors or consultants of the Company are eligible to receive benefits under the Plan and no employees, officers, directors or consultants of the Company shall become “Eligible Employees” after April 30, 2009.

II.           Exhibit A(1) “List of Eligible Employees” is amended in its entirety to read as follows:

The following is a list of the Eligible Employees under the Ore Pharmaceuticals, Inc. Executive Severance Plan as of April 30, 2009, which replaces and supercedes in its entirety any prior written or unwritten listing or designation of such Eligible Employees:

1.           Philip L. Rohrer, Jr.
2.           Dr. Stephen Donahue
3.           Christopher T. Dunne
4.           Charles L. Dimmler

Ore Pharmaceuticals, Inc.

By:	/s/ Benjamin L. Palleiko
Name:	Benjamin L. Palleiko
Title:	SVP & CFO
Date:	August 6, 2009